UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: February 18, 2008

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4500 College Blvd, Suite 240

Leawood, Kansas 66211

(Address of principal executive offices, including zip code)

(913) 663-2310

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

The purpose of this current report on Form 8-K/A is to amend the Company’s current report on Form 8-K filed on February 18, 2008, which described the general terms of a certain agreements with Michael Roberts and S.A. Sehsuvaroglu regarding the conditions and timing of their resignations of their positions with Empire. Resignations were received from Mr. Roberts and Mr. Sehsuvaroglu and accepted by the board of directors of Empire on February 27, 2008. Tad Ballantyne has been elected chairman of the board and John Garrison has been appointed interim chief executive officer in addition to his role as chief financial officer. No other changes have been made to the body or exhibits of the original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company’s current report on Form 8-K filed on February 18, 2008 described the general terms of certain agreements with Michael Roberts and S.A. Sehsuvaroglu regarding the conditions and timing of their resignations of their positions with Empire. Resignations were received from Mr. Roberts and Mr. Sehsuvaroglu and accepted by the board of directors of Empire on February 27, 2008. Tad Ballantyne has been elected chairman of the board and John Garrison has been appointed interim chief executive officer in addition to his role as chief financial officer. No other changes have been made to the body or exhibits of the original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: February 27, 2008	By:	/s/ John Garrison
Mr. John Garrison Secretary